Exhibit 10.26

STOCK SURRENDER AGREEMENT

This Stock Surrender Agreement (the “Agreement”) dated as of December 18, 2014, by and among Green Ballast, LLC, a Tennessee limited liability company (“Shareholder”) and Green Ballast, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Shareholder owns 13,437,500 shares of common stock of the Company, and 1,400,000 shares of preferred stock of the Company (collectively the “Stock”); and

WHEREAS, in order to help facilitate a restructuring of the Company for the benefit of all shareholders and creditors, Shareholder wishes to surrender all of its Stock to the Company, and the Company desires to accept the Stock from Shareholder.

NOW, THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

1.        Surrender of Shares. The Shareholder agrees to surrender, and does hereby surrender all legal right, title and interest in and to the Stock to the Company. Shareholder shall receive no consideration for the Stock other than the benefit the Company will receive in its restructuring process.

2.        Transfer of Surrendered Shares.  Shareholder shall issue applicable stock powers and irrevocable transfer instructions to the Company’s transfer agent (the “Transfer Agent”) instructing the Transfer Agent to issue and deliver to the Company one or more stock certificates representing the Stock, registered in the Company’s name.

3.        Further Assurances. Each party hereto shall execute, deliver, file and record, or cause to be executed, delivered, filed and recorded, such further agreements, instruments and other documents, and take, or cause to be taken, such further actions as the parties hereto may reasonably request as being necessary or advisable to effect or evidence the transactions contemplated by this Agreement.

4.        Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or by postage prepaid, registered, certified or express mail or by reputable overnight courier service and shall be deemed given when delivered by hand or upon receipt of telecopy confirmation if sent by facsimile, three days after mailing (one (1) Business Day in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows (or at such other address or to such other fax for a party as shall be specified by like notice):

a. If to Shareholder:
Green Ballast, LLC
2620 Thousand Oaks Boulevard, Suite 4000
Memphis, TN 38118
FAX:          901.260.1803

b. If to the Company:
J. Kevin Adams, CEO
c/o Green Ballast, Inc.
2620 Thousand Oaks Boulevard, Suite 4000
Memphis, TN 38118
FAX:          901.260.1803

5.        Assignment; Successors and Assigns.  This Agreement and the rights and obligations hereunder shall not be assigned or transferred in whole or in part by any party hereto without the prior written consent of the other parties hereto.  Any attempted assignment or delegation in contravention hereof shall be null and void.  This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

6.        No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto, and nothing herein express or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

7.        Default; Remedies.  In the event of any default by any party to this Agreement, each other party shall have all other remedies now or hereafter existing at law or in equity or by statute or otherwise, and the election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

8.        Interpretation; Definitions.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.  The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not to any particular Section in which such words appear.

9.        Amendments.  No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

10.    Counterparts.  This Agreement and any amendments hereto may be executed by facsimile or PDF and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties hereto.

11.     Severability.  If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

12.     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles of such State.

13.     Actions and Proceedings.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Tennessee located within the County of Shelby, of the United States of America located in the Western District of the State of Tennessee within Shelby County for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that, the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to any such party’s address referred to in Section 4 shall be effective service of process for any action, suit or proceeding brought against such party in any such court).  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby in the courts of the State of Tennessee or the United States of America located in the State of Tennessee, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.   EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

14.    Waiver.  Except as otherwise provided in this Agreement, any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any consent given by any party pursuant to this Agreement shall be valid only if contained in a written consent signed by such party.

15.    Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

16.     Specific Performance.  The parties hereby acknowledge, recognize and agree that irreparable injury may result to any non-breaching party if a party breached any provision of this Agreement such that money damages alone would not be a sufficient remedy for any such breach.  Each party hereto therefore agrees that if it should engage, or cause or permit any other person to engage, in any act in violation of any provision hereof, the other parties shall be entitled, in addition to such other remedies, damages and relief as may be available under this Agreement or applicable law, to an injunction prohibiting the breaching party from engaging in any such act or specifically enforcing this Agreement, as the case may be.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

The “Company”

Green Ballast, Inc.

By:	/s/ J. Kevin Adams
Name:	J. Kevin Adams
Title:	CEO

“Shareholder”

Green Ballast,LLC

By: IRC – Interstate Realty Corporation,Managing Member

By:	/s/ Mary F. Sharp
Name:	Mary F. Sharp
Title:	Secretary